Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made on December 30, 2010, between Blast Energy Services, Inc., a corporation (“Seller”) and GlobaLogix, Inc. a corporation (“Buyer”),

BACKGROUND

A.           Seller is engaged in the business of providing data communication services which are delivered via satellite technology (the “Business”).

B.           Buyer desires to purchase substantially all of the assets of Seller utilized in the Business as more further described herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the Background and the terms and conditions set forth in this Agreement, each of the Seller and Buyer agree as follows:

1.   Purchase of Assets from Seller.   Seller hereby transfers, delivers, assigns and conveys unto Buyer, free and clear of all liens and encumbrances, and Buyer hereby purchases, acquires and accepts, all of the assets, rights, and interests owned by Seller and used in the Business, including without limitation, (i) all goodwill associated with the Business, (ii) all customer and vendor contracts, existing inventory of satellite hardware, test equipment, and software, and  (iii) all of the assets listed on Annex 1 hereto (the “Purchased Assets”).  It is understood and agreed that Seller is delivering good and marketable title to the Purchased Assets free from all mortgages, liens, claims, demands, charges, options, equity interests, leases, licenses, tenancies, easements, pledges, security interests, Retained Liabilities (as defined in Section 3) and other encumbrances (collectively, “Encumbrances”).  Notwithstanding the foregoing, it is understood that the Purchased Assets shall exclude (1) any real estate assets or real estate contracts, (2) corporate office assets, or (3) assets utilized in Seller’s other business endeavors and product lines.  In connection with the sale and purchase of the Purchased Assets hereunder, Buyer agrees to offer full-time employment to Steve Barrett.

2.           Liabilities Assumed. As of the Closing Date, Buyer shall assume only the executor obligations under the contracts listed on Annex 1 hereto (collectively, the “Assumed Liabilities”).

3.           Limitation of Liabilities.  Except for the Assumed Liabilities, Buyer shall not assume or in any way be liable or responsible for any liabilities or obligations of the Seller or their affiliates, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities that the Seller or their affiliates have or may have in the future, whether fixed or contingent, and whether known or unknown, not expressly described in the definition of Assumed Liabilities in Section 2 shall be “Retained Liabilities” and remain the liabilities of the Seller.

4.           Limitation on Assignments.  Notwithstanding any other provision hereof, this Agreement shall neither constitute nor require an assignment to Buyer of (i) any contract or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of any law or any judgment, decree, order, writ, injunction, rule or regulation of any governmental entity unless and until such consent shall have been obtained.  In the case of any such contract or other right that cannot be effectively transferred to Buyer without such consent (a “Consent Required Contract”), the terms of this Section 4 shall govern the transfer of the benefits of each such contract.  The Seller and Buyer shall use their commercially reasonable best efforts after the date hereof to obtain any required consent to the assignment to, and assumption by, Buyer of each Consent Required Contract that is not transferred to Buyer at the Closing (a “Nonassigned Contract”).  With respect to the Nonassigned Contracts that are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, such Nonassigned Contracts shall be held by Seller in trust for Buyer and shall be performed by Buyer in the name of such Seller, at Buyer’s sole cost, risk and expense  and all benefits and obligations derived thereunder shall be for the account of Buyer; provided, however, that where entitlement of Buyer to such Nonassigned Contracts hereunder is not recognized by any third party, the  Seller shall, at the request of Buyer, enforce in a reasonable manner, at the cost of and for the account of Buyer, any and all rights of the Seller against such third party.  Buyer shall indemnify the Seller in respect of Buyer’s performance or failure to perform any obligation, duty or liability in connection with such Nonassigned Contracts.  If necessary, Seller agrees to assist Buyer with the invoicing and collection of payments on any Nonassigned Contracts.

5.           Purchase Price for Purchased Assets.  The purchase price to be paid by Buyer to Seller for the Purchased Asset, in addition to assumption of the Assumed Liabilities, shall be $50,000.00 (the “Purchase Price”), which is being paid in cash contemporaneously with the execution and delivery of this Agreement.

6.           Further Assurances.  Seller Parties shall cooperate with and assist Buyer with the transfer of the Purchased Assets under this Agreement and take all other reasonable actions to assure that the Business is smoothly transferred to Buyer. From time to time after the Closing Date, Seller Parties shall, at the request of Buyer, execute and deliver such additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers, and other assurances that Buyer requests as necessary or desirable to effectively carry out the intent of this Agreement and to transfer the Purchased Assets to Buyer.  In the event Seller receives any funds from any customer relating to the ownership or operation of the Business after the date hereof, it agrees to promptly forward such funds to Buyer.

7.           Seller’s Representations and Warranties. The Seller represents and warrants to Buyer as follows as.

7.1           Organization and Standing. Seller is a corporation organized, validly existing, and in good standing under the laws of the State of Texas, and Seller has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

7.2           Authorization. Seller has all requisite power and authority (a) to execute, deliver, and perform this Agreement and each of the related agreements to which it is or will be a party and (b) to consummate the transactions contemplated under this Agreement and the other agreements and instruments contemplated by this Agreement. Seller has taken all necessary action (including the approval of its owners) to approve the execution, delivery, and performance of this Agreement and each of the related agreements to be executed and delivered by it and the consummation of the transactions contemplated in this Agreement and related agreements. Seller has duly executed and delivered this Agreement. This Agreement is, and, when executed and delivered by the Seller, each of the related agreements will be, legal, valid, and binding obligations of the Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

7.3           Existing Agreements and Governmental Approvals.

(a)           The execution, delivery, and performance of this Agreement and the related agreements and the consummation of the transactions contemplated by them: (i) do not and will not violate any provisions of law applicable to any of the Seller or the Business, or the Purchased Assets; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) Seller’s organizational documents, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which any of the Seller is a party or by which any of them or any of their respective assets and properties are bound (including, without limitation, the Purchased Assets); and (iii) do not and will not result in the creation of any Encumbrance on any of the Seller’ properties, assets, or Business (including, without limitation, the Purchased Assets).

(b)           No approval, authority, or consent of, or filing by, Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, limited liability company, partnership, individual, or other entity is necessary (i) to authorize the execution and delivery of this Agreement or any of the related agreements by any of the Seller, (ii) to authorize the consummation of the transactions contemplated by this Agreement or any of the related agreements by any of the Seller, or (iii) to continue Buyer’s use and operation of the Purchased Assets after the Closing Date.

7.4           No Insolvency.    Seller is not now insolvent, nor will Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties is pending or threatened.  Seller has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

7.5           Title to Purchased Assets.  Seller is the sole and absolute owner of the Purchased Assets and has good and marketable title to all Purchased Assets.  Annex 1 includes a list of all tangible assets and contracts utilized in the conduct of the Business.

7.6           No Brokers.  Seller has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement.

8.           Buyer’s Representations and Warranties.  Buyer and Parent jointly and severally represent and warrant to Seller that as of the date of this Agreement and as of the Closing Date:

8.1           Organization and Standing. Buyer is a corporation organized and validly existing under the laws of the State of Texas, and Buyer has all the requisite power and authority to own its properties and to conduct its business as it is now being conducted.

8.2           Authorization.  Buyer has taken all necessary action (a) to approve the execution, delivery, and performance of this Agreement and each of the related agreements to which it is to be a party and (b) to consummate any related transactions contemplated by these agreements. Buyer has duly executed and delivered this Agreement. This Agreement is, and when executed and delivered by the parties, each of the related agreements to which Buyer will be a party will be, the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

8.3           Existing Agreements and Governmental Approvals.

(a)           the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated thereby: (i) do not and will not violate any provisions of the law applicable to Buyer; (ii) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Buyer’s constituent documents or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Buyer is a party or by which it or any of its assets and properties are bound; and (iii) do not and will not result in the creation of any Encumbrance on any of the Buyer’s properties, assets, or business.

(b)           No approval, authority, or consent of, or filing by Buyer with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, limited liability company, partnership, individual, or other entity is necessary (i) to authorize Buyer’s execution and delivery of this Agreement or (ii) to authorize Buyer’s consummation of the transactions contemplated by this Agreement.

9.           Indemnification.

9.1           Indemnification by Seller. The Seller agrees to pay, reimburse, indemnify, and hold harmless Buyer and its respective managers, officers, members, affiliates, shareholders, owners, successors, and permitted assigns from and against any and all claims, suits, actions, assessments, losses, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, direct, indirect, and other), costs, and expenses (including reasonable legal fees, disbursements to accountants, other professional advisors, expert witnesses and other costs of litigation and preparation thereof) of every kind, nature and description (“Losses”) (including without limitation, any Losses that arise in the absence of a third party claim)  in connection with or arising from:

(a)           Any inaccuracy in any representation or breach of any warranty of the Seller contained in this Agreement or the related agreements;

(b)           Seller’s failure to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Seller under this Agreement or any related agreement; or

(c)           Any Retained Liability.

9.2           Indemnification by Buyer.  Buyer shall pay, reimburse, indemnify, and hold harmless Seller and its respective managers, officers, members, affiliates, shareholders, owners, successors, and permitted assigns from and against any and all claims, suits, actions, assessments, losses, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, direct, indirect, and other), costs, and expenses (including reasonable legal fees, disbursements to accountants, other professional advisors, expert witnesses and other costs of litigation and preparation thereof) of every kind, nature and description (“Losses”) (including without limitation, any Losses that arise in the absence of a third party claim)  in connection with or arising from:

(a)           Any inaccuracy in any representation or breach of any warranty of Buyer or contained in this Agreement or the related agreements;

(b)           Buyer’s failure to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by Buyer under this Agreement or any related agreement; or

(c)           Any Assumed Liability.

9.3           Indemnification Procedure.  If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Sections 9.1 or 9.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Sections 9.1 or 9.2 hereof such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof; jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel (and one local counsel) in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party or fails to notify and assume the defense of such matter within 14 days of notice of the applicable claim, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified-party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

10.           Non-Competition

10.1           Scope and Time.  Seller acknowledges that pursuant to this Agreement Buyer will purchase from the Seller the goodwill of the Business, and that to induce Buyer to pay the Purchase Price, the protection and maintenance of such goodwill constitutes a legitimate interest to be protected by Buyer by this covenant not to compete.  Therefore, Seller agrees that for the period (the “Noncompetition Period”) commencing upon the date hereof and ending upon the  first anniversary of such date, Seller shall not, directly or indirectly or through an affiliate, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than as a stockholder of 5% or less of a publicly traded company), corporate officer or director, or in any other individual or representative capacity, engage or participate anywhere in the United States (the “Non-Competition Area”) in a business that is competitive with the Business.  Seller represents to Buyer that the enforcement of the restriction contained in this Section 10.1 would not be unduly burdensome to the Seller.  Seller further represents and acknowledges that Seller has willingly entered into this agreement not to compete and is willing and able to compete in other geographical areas and businesses not prohibited by this Section 10.1.

10.2           Injunctive Relief.  Seller agrees that in addition to the application of the provisions set forth in Article 10, a breach or violation of this covenant not to compete by the Seller shall entitle Buyer, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which Buyer may show itself justly entitled. Further, Seller agrees that during any period in which the Seller is in breach of this covenant not to compete, the time period of this covenant shall be extended with respect to Seller for the amount of time that such Seller is in breach hereof.

10.3           Non-Solicitation.  Seller agrees that for the Noncompetition Period Seller will not, either directly or indirectly, (i) solicit for employment, or allow any corporation or business entity controlled directly or indirectly by or affiliated with Seller to solicit for employment, Steve Barrett while he remains an employee of Buyer or its affiliates.

10.4           Claim Not a Defense.  Notwithstanding anything contained herein to the contrary, the existence of any claim or cause of action of Seller against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of the covenants of the Seller contained in this Article 10.

10.5           Amendment of Scope and Duration.  The parties to this Agreement agree that the limitations contained in this Article 10 with respect to geographic area, duration and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in this Article 10 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

11.           Expenses.  Each of the parties shall pay all of the costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated.

12.           Omitted.

13.           Miscellaneous Provisions.

13.1           Notices.  Any notices from one party to another shall be deemed sufficiently given upon delivery (with the return receipt, the delivery receipt, or the affidavit of messenger), refusal by addressee or notice to the recipient from the Post Office that such notice is undeliverable, if such notice has been mailed by United States registered or certified mail, postage prepaid, or delivered by overnight courier addressed to:

If to Seller:

Blast Energy Services, Inc.
14550 Torrey Chase Blvd., Suite 330
Houston, Texas  77014
Attention:  Andrew Wilson

With a copy to:

-David Loev
The Loev Law Firm, PC
6300 West Loop South
Suite 280
Bellaire, Texas 77401

If to Buyer:

GlobaLogix, Inc.
Attention:  President
13831 Northwest Freeway
Houston, TX 77040

With a copy to:

Philip A. Choyce
Law Offices of Philip A. Choyce
363 North Sam Houston Pkwy East, Suite 1100
Houston, Texas 77060

or at such other address or addresses as such party may from time to time specify by notice in writing to the other, given in the manner provided in this Section.

13.2           Assignment.  Neither the Seller nor Buyer shall assign this Agreement, or any interest in it, without the prior written consent of the other.

13.3           Parties in Interest.  This Agreement shall inure to the benefit of, and be binding on, the named parties and their respective successors and permitted assigns, but not any other person or entity except as otherwise contemplated by Article 9. No person or entity other than the parties and the respective successors and permitted assigns shall have any rights or remedies under this Agreement except as contemplated by Sections 14.

13.4           Choice of Law.  This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Texas, without regard to conflict of laws.

13.5           Choice of Forum. The parties submit to the jurisdiction and venue of the federal court for the Southern District of Texas with respect to any action arising, directly or indirectly, out of this Agreement or the performance or breach of this Agreement.  The parties stipulate that the venue referenced in this Agreement is convenient.

13.5           Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

13.6           Entire Agreement.  This Agreement and all related agreements, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements, representations, or negotiations between the parties.  This Agreement may be amended, supplemented or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it and that is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

13.7           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.  In the event of such declaration of invalidity or unenforceability, this Agreement, as so modified, shall be applied and construed so as to reflect substantially the intent of the parties and achieve the same economic effect as originally intended by its terms.  In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the parties agree to the reduction of the scope of such provision as such court or arbitrator shall deem reasonably necessary to make such provision enforceable under the circumstances.

13.8           Attorney Fees.  In any litigation between the parties arising out of any controversy or enforced rights under this Agreement or any of the related agreements, the prevailing party shall be entitled to recover, in addition to any other amount awarded and any court costs and related legal fees, reasonable attorney’s fees arising out of such litigation.

13.9           Construction.  The parties acknowledge that both have had an opportunity to contribute to the terms and conditions of this Agreement and the related agreements, and no presumption is to be made regarding construction of this Agreement or the related agreements based on who may have prepared this Agreement or the related agreements.

SIGNATURES BEGIN ON THE FOLLOWING PAGE

The parties have executed this Agreement on the date set forth on the first page of this Agreement.

SELLER:

BLAST ENERGY SERVICES, INC.

By:	/s/ Michael L. Peterson

Name: Michael L. Peterson

Its: President

BUYER:

GLOBALOGIX, INC.

By:	/s/ James E. Hamilton

Name: James E. Hamilton

Its: President and CEO

ANNEX 1
LIST OF PURCHASED ASSETS

[List of equipment inventory and all reseller agreements and customer purchases orders]